Signode Industrial Group

First quarter financial results for the period ended March 31, 2018

Signode Industrial Group
Condensed Consolidated Statements of Operation
(Dollars in millions)
(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
Net sales	$581.6	$526.3
Cost of sales	430.9	381.3
Gross profit	150.7	145.0
Selling, general, and administrative expenses	72.2	71.1
Amortization	24.6	27.2
Operating income	53.9	46.7
Interest expense	(32.0)	(32.8)
Other loss	(11.6)	(2.9)
Income from continuing operations before taxes	10.3	11.0
Income tax provision	6.3	5.2
Net income	$4.0	$5.8
See notes to the condensed consolidated financial statements.

Signode Industrial Group
Condensed Consolidated Statements of Comprehensive Income
(Dollars in millions)
(Unaudited)

	Three Months Ended
	March 31, 2018	March 31, 2017
Net income	$4.0	$5.8

Other comprehensive income (loss):
Foreign currency translation adjustments	24.7	29.8
Pension and other postretirement benefit adjustments, net of tax	(0.6)	(0.2)
Cash flow hedge, net of tax	(3.6)	1.7
Net investment hedge, net of tax	(14.7)	(1.6)
Comprehensive income	9.8	$35.5
See notes to the condensed consolidated financial statements.

Signode Industrial Group
Condensed Consolidated Statements of Financial Position
(Dollars in millions, except share data)
(Unaudited)

	March 31, 2018	December 31, 2017
Assets
Current Assets:
Cash and cash equivalents	$69.9	$50.7
Trade accounts receivable, net of allowance for doubtful accounts of $6.0 and $6.0 for March 31, 2018 and December 31, 2017, respectively	363.9	355.8
Inventories, net	270.9	236.2
Prepaid expenses and other current assets	48.4	45.9
Total current assets	753.1	688.6
Noncurrent Assets:
Net property, plant and equipment	376.8	378.2
Goodwill	930.6	925.8
Intangible assets	916.8	931.1
Deferred income taxes	21.3	5.5
Other noncurrent assets	44.8	31.7
Total noncurrent assets	2,290.3	2,272.3
Total Assets	$3,043.4	$2,960.9
Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$8.0	$6.9
Accounts payable	221.9	220.3
Accrued expenses	197.8	161.6
Income taxes payable	12.7	13.8
Total current liabilities	440.4	402.6
Noncurrent Liabilities:
Long-term debt, net	2,120.2	2,104.1
Deferred income taxes	68.4	42.5
Other noncurrent liabilities	132.6	131.7
Total noncurrent liabilities	2,321.2	2,278.3
Total Liabilities	2,761.6	2,680.9
Stockholders' Equity:
Common shares, $1 par value, 125,000,000 shares authorized, 89,507,024 shares issued, and 89,487,024 shares outstanding	89.5	89.5
Additional paid-in-capital	357.8	365.8
Accumulated earnings	29.0	25.0
Accumulated other comprehensive loss	(194.5)	(200.3)
Total Stockholders' Equity	281.8	280.0
Total Liabilities and Stockholders' Equity	$3,043.4	$2,960.9

See notes to the condensed consolidated financial statements.

Signode Industrial Group
Condensed Consolidated Statement of Change in Stockholders' Equity
(Dollars in millions)
(Unaudited)

For the three months ended March 31, 2018:

	Common Shares Par Value	Additional Paid in Capital	Accumulated Earnings	Accumulated Other Comprehensive Loss	Total Stockholders' Equity
Balance, as of December 31, 2017	$89.5	$365.8	$25.0	$(200.3)	$280.0
Net income	—	—	4.0	—	4.0
Other comprehensive income	—	—	—	5.8	5.8
Share-based compensation expense	—	(8.0)	—	—	(8.0)
Balance, as of March 31, 2018	$89.5	$357.8	$29.0	$(194.5)	$281.8
See notes to the condensed consolidated financial statements.

Signode Industrial Group
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)
(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017

Net cash provided by/(used for) operating activities	$23.2	$24.6
Cash flows from investing activities
Capital expenditures	(6.4)	(5.9)
Acquisition of businesses, net of cash acquired	0.1	(7.1)
Proceeds from sale of businesses, net of cash sold	0.5	—
Net investment hedge settlements	(8.8)	1.8
Other	(2.1)	(0.2)
Net cash provided by/(used for) investing activities	(16.7)	(11.4)
Cash flows from financing activities
Proceeds from long-term debt	25.6	—
Payments of long-term debt	(19.9)	(35.8)
Debt issuance costs	—	(0.5)
Other	0.7	(0.3)
Net cash provided by/(used for) financing activities	6.4	(36.6)
Effect of exchange rate changes on cash and cash equivalents	6.3	4.4
Net change in cash and cash equivalents	19.2	(19.0)
Cash and cash equivalents at December 31	50.7	82.6
Cash and cash equivalents at March 31	$69.9	$63.6

Supplementary cash flow information:
Cash paid for taxes, net	$6.1	$6.1
Cash paid for interest	$14.2	$18.1

See notes to the condensed consolidated financial statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying financial statements have been prepared in accordance with U.S. GAAP. The amounts in the condensed consolidated statement of financial position at December 31, 2017 have been derived from the audited December 31, 2017 consolidated statement of financial position. The consolidated financial statements include the assets and liabilities used in operating Signode Industrial Group’s (the "Company's") business, including entities in which the Company owns or controls more than 50% of the voting shares or has the ability to control through similar rights. The impact of entities owned less than 50% was not material to any of the consolidated financial statements presented. All the significant intercompany balances and transactions have been eliminated in consolidation. These consolidated statements include estimates and assumptions by management that affect the amounts reported in the consolidated financial statements. Actual results could differ from these estimates. All adjustments which are necessary to a fair statement of the results for the interim periods presented have been made.
The reporting currency for the Company is the U.S. dollar. Management has determined that the functional currency of the majority of subsidiaries operating outside of the United States is the local currency of the respective subsidiaries. Assets and liabilities of the operations are translated into U.S. dollars at end-of-period exchange rates; income and expenses are translated using the average exchange rates for the reporting period. Resulting cumulative translation adjustments are recorded as a component of stockholders' equity in the statements of financial position in Accumulated other comprehensive income (loss). Gains and losses from transactions denominated in foreign currencies are included in the statements of operations in Other income (loss), net.
Acquisition of the Company
On April 3, 2018, Crown Holdings, Inc. ("Crown") completed its acquisition of the Company. Crown paid a purchase price of $3.9 billion, including debt and certain other liabilities assumed. In connection with the acquisition, the Company became a borrower under Crown's Revolving Credit Agreement and borrowed $1,150.0 million under the U.S. dollar term loan facility. On April 3, 2018, the Company used these proceeds and borrowings from Crown affiliates to redeem its' $750.0 million unsecured Senior Notes, pay $1,025.0 million Dollar Term Loan and $355.3 million Euro Term Loan. The Company paid a premium of $26.0 million to redeem the unsecured Senior Notes and $80.0 million to terminate the Company's interest rate swaps associated with the Company's Dollar Term Loan and cross currency swaps associated with the Company's European Borrower. The Company also wrote off financing fees of $28.9 million. See Footnote 7 for further details about the Company's debt and related hedging activity.

Critical Accounting Estimates and Summary of Significant Accounting Policies
There have been no significant changes in critical accounting estimates or critical accounting policies since the Annual Report as of December 31, 2017.
Recent Accounting Standards
Recently Adopted Accounting Standards

In March 2016, the FASB issued ASU No. 2016-09, "Compensation - Stock Compensation (Topic 718) - Improvements to Employee Share-Based Payment Accounting". ASU 2016-09 identifies areas for simplification involving several aspects of accounting for share-based payment transactions, including the income taxes, forfeitures, and statutory withholding requirements, as well as classification in the statements of cash flows. The Company prospectively adopted ASU 2016-09 as of January 1, 2018. The adoption of this standard had no impact on the Company's consolidated financial statements.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force)”. ASU 2016-15 identifies the classification of certain cash receipts and payments on the statement of cash flows. Under the new guidance, cash payments resulting from debt prepayment or extinguishment are classified as cash outflows from financing activities. In addition, beneficial interests obtained in a securitization of financial assets are disclosed as a noncash activity and cash receipts from the beneficial interests are classified as cash inflows from investing activities. Under previous guidance, the Company classified cash receipts from beneficial interests in securitized receivables and cash payments resulting from debt prepayment or extinguishment as cash flows from operating activities. The Company adopted this guidance on January 1, 2018. The adoption of this standard had no material impact on the Company's consolidated financial statements.
In October 2016, the FASB issued ASU No. 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory”. ASU No. 2016-16 identifies intercompany transfers of assets other than inventory. Under previous guidance, income tax expense associated with intercompany profits in an intercompany sale or transfer of assets was deferred until the assets left the consolidated group. Similarly, deferred tax assets were not recognized for any increase in tax bases due to the intercompany sale or transfer. The new guidance allows for the recognition of income tax expense and deferred tax benefits on increases in tax bases when an intercompany sale or transfer occurs. Income tax effects of intercompany inventory transactions continue to be deferred until the assets leave the consolidated group. The guidance was effective for the Company on January 1, 2018. The adoption of this standard had no material impact on the Company's consolidated financial statements.
In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force)”. ASU 2016-18 requires the statement of cash flows to explain the change in the total of cash, cash equivalents and restricted cash. In addition, restricted cash is included in a cash reconciliation of beginning-of-period and end-of-period total amounts shown on the statements of cash flows. The Company adopted this guidance on January 1, 2018. The adoption of this standard had no material impact on the Company's consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business”. ASU No. 2017-01 clarifies the definition of a business by adding a framework to assist entities in evaluating whether transactions should be accounted for as acquisitions of assets or businesses. In order to be considered a business under the new guidance, the assets in the transaction need to include an input and a substantive process that together significantly contribute to the ability to create outputs. The Company adopted this guidance on January 1, 2018. The adoption of this standard had no material impact on the Company's consolidated financial statements. However, it could have a material impact on the Company’s consolidated financial statements if the Company enters into future business combinations.
In March 2017, the FASB issued ASU No. 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost”. ASU 2016-18 identifies the presentation of pension and other postretirement benefit costs. Under the new guidance, only the service cost component of pension and other postretirement benefit costs is presented with other employee compensation costs within income from operations or capitalized in assets. The other components are reported separately outside of income from operations and are not eligible for capitalization. The Company adopted this guidance on January 1, 2018. The adoption of this standard had no material impact on the Company's consolidated financial statements.
In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities”. ASU No. 2017-12 allows contractually-specified price components of a commodity purchase or sale to be eligible for hedge accounting. Additionally, the new standard permits qualitative effectiveness assessments for certain hedges after the initial hedge qualification analysis. The Company adopted this guidance on January 1, 2018 using the modified retrospective approach for hedges of contractually-specified price components of commodity purchases and sales that existed on the adoption date. The adoption of this standard had no impact on the Company's consolidated financial statements.

Recently Issued Accounting Pronouncements
In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers". ASU No. 2014-09 is a comprehensive new revenue recognition model that requires a company to recognize revenue to depict the transfer of good or services to a customer at an amount that reflects the consideration it expects to receive in exchange for those goods or services. In August 2015, the FASB issued ASU No. 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date". In March 2016, the FASB issued ASU No. 2016-08, "Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)". ASU No. 2016-08 clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. In May 2016, the FASB issued ASU No. 2016-12, "Narrow-Scope Improvements and Practical Expedients", which amends ASU 2014-09. This ASU clarifies the requirement to assess collectability of contract consideration, clarifies the treatment of noncash consideration and provides a policy election to exclude from revenue amounts collected from customers for sales and similar taxes. The standard allows for the election of one of two retrospective application adoption methods. Under SEC rules, the Company is not required to adopt ASU 2014-09 and the related ASU's prior to its acquisition by Crown. The Company adopted the new revenue standard at the time of its acquisition by Crown using the modified retrospective method. The adoption of this standard did not have a material impact on the Company's method of revenue recognition.

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)", which supersedes ASC 840, "Leases". This ASU is based on the principle that entities should recognize assets and liabilities arising from leases. The ASU does not significantly change the lessees’ recognition, measurement and presentation of expenses and cash flows from the previous accounting standard. Leases are classified as finance or operating. The ASU’s primary change is the requirement for entities to recognize a lease liability for payments and a right-of-use asset for the right to use the leased asset during the term of operating lease arrangements. Lessees are permitted to make an accounting policy election to not recognize the asset and liability for leases with a term of twelve months or less. Lessors’ accounting under the ASU is largely unchanged from the previous accounting standard. In addition, the ASU expands the disclosure requirements for lease arrangements. Lessees and lessors will use a modified retrospective transition approach, which includes a number of practical expedients. The Company will adopt the guidance on a modified retrospective basis on January 1, 2019. The guidance is not expected to have a material impact on the Company's consolidated statement of operations but is expected to have a material impact on its financial position. The Company is currently assessing the impact that adopting this new accounting standard will have on its consolidated financial statements and footnote disclosures.

2. ACQUISITIONS

On December 14, 2017, the Company acquired a foam packaging business for total consideration of approximately $33.5 million subject to a working capital adjustment. The March 31, 2018 statement of financial position and statement of operations from the date of acquisition through March 31, 2018 are included in the Protective Segment. Pro forma financial information for the acquisition has not been presented as the results are immaterial to the condensed financial statements for all periods presented. The fair values assigned to the net assets acquired resulted in approximately $17.1 million of goodwill. As this was an asset acquisition, the entire balance of goodwill is deductible for tax purposes. The Company finalized the valuation and completed the purchase price allocation during the first quarter of 2018.

On April 3, 2017, the Company acquired a paper packaging equipment business and warehouse automation solutions business for total consideration of approximately $15.7 million. The March 31, 2018 statement of financial position and statement of operations from the date of acquisition through March 31, 2018 are included in the Equipment and Tools Segment. Pro forma financial information for the acquisition has not been presented as the results are immaterial to the condensed financial statements for all periods presented. The fair values assigned to the net assets acquired resulted in approximately $7.0 million of goodwill. None of the goodwill is deductible for tax purposes. The Company finalized the valuation and completed the purchase price allocation during the first quarter of 2018.

On March 1, 2017, the Company acquired a container liner business in India for total consideration of approximately $7.1 million. The March 31, 2018 statement of financial position and statement of operations from the date of acquisition through March 31, 2018 are included in the Protective Solutions Segment. Pro forma financial information for the acquisition has not been presented as the results are immaterial to the condensed financial statements for all periods presented. The fair values assigned to the net assets acquired resulted in approximately $2.5 million of goodwill. The goodwill is deductible for tax purposes. The Company finalized the valuation and completed the purchase price allocation on March 1, 2018.

3. INVENTORIES

Inventories as of March 31, 2018 and December 31, 2017 were as follows:

(Dollars in millions)	March 31, 2018	December 31, 2017
Raw materials	$82.5	$78.1
Work-in-process	27.9	22.1
Finished goods	160.5	136.0
Inventories, net	$270.9	$236.2

4. PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment as of March 31, 2018 and December 31, 2017 were as follows:

(Dollars in millions)	March 31, 2018	December 31, 2017
Land	$65.8	$64.5
Buildings and improvements	162.4	160.7
Machinery and equipment	307.9	298.1
Construction in progress	17.0	18.6
Property, plant and equipment	553.1	541.9
Accumulated depreciation	(176.3)	(163.7)
Net property, plant and equipment	$376.8	$378.2
Depreciation expense for the three months ended March 31, 2018 and 2017 was $12.9 million and $12.4 million, respectively.

5. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill
The changes in the carrying amount of goodwill for the three months ended March 31, 2018 were as follows:

(Dollars in millions)
Balance as of December 31, 2017	$925.8
Acquisitions - working capital adjustment	(2.5)
Translation adjustments	7.3
Balance as of March 31, 2018	$930.6

In March 2018, the Company finalized its working capital adjustment related to its acquisition of a container liner business in India, resulting in a decrease to goodwill of $2.5 million. See footnote 2 for further discussion of acquisitions.

The Company tests its goodwill annually for impairment on December 1, or earlier if impairment indicators exist, in accordance with ASC 350 “Intangibles - Goodwill and Other.”

Intangible Assets
The Company’s intangible assets relate to customer lists and relationships, trademarks and brands, developed technology, product and manufacturing technology, and favorable leaseholds within the Company’s global businesses.
The following table summarizes the gross value and accumulated amortization of other intangible assets by major class as of March 31, 2018:

(Dollars in millions)	Weighted Average Life Remaining (years)	Gross Value	Accumulated Amortization	Net Book Value
Amortizable intangibles:
Customer lists and relationships	11.8	$821.7	$(398.5)	$423.2
Trademarks and brands	4.5	23.0	(15.6)	7.4
Product and manufacturing technology	8.8	37.8	(20.5)	17.3
Developed technology	4.8	103.9	(70.0)	33.9
Other	4.0	1.3	(1.0)	0.3
		987.7	(505.6)	482.1
Indefinite-lived intangible assets:
Trademarks and brands	Indefinite	434.7	—	434.7
Total		$1,422.4	$(505.6)	$916.8

The following table summarizes the gross carrying amounts and accumulated amortization of other intangible assets by major class as of December 31, 2017:

(Dollars in millions)	Weighted Average Life Remaining (years)	Gross Carrying Amount	Accumulated Amortization	Net Book Value
Amortizable intangibles:
Customer lists and relationships	12.0	$816.2	$(376.4)	$439.8
Trademarks and brands	4.7	22.7	(14.7)	8.0
Product and manufacturing technology	9.0	37.3	(19.3)	18.0
Developed technology	5.0	102.5	(66.4)	36.1
Other	4.2	1.3	(0.9)	0.4
		980.0	(477.7)	502.3
Indefinite-lived intangible assets:
Trademarks and brands	Indefinite	428.8	—	428.8
Total		$1,408.8	$(477.7)	$931.1

Amortization expense for the three months ended March 31, 2018 and 2017 was $24.6 million and $27.2 million, respectively.
The estimated amortization expense related to the fair value allocated to the acquired intangible assets for the remainder of 2018, the next four years, and thereafter is as follows:

(Dollars in millions)
Remainder of 2018	$73.2
2019	81.3
2020	67.7
2021	56.3
2022	46.6
Thereafter	157.0

6. ACCRUED EXPENSES

Accrued expenses as of March 31, 2018 and December 31, 2017 were as follows:

(Dollars in millions)	March 31, 2018	December 31, 2017
Compensation and employee benefits	$57.6	$65.2
Deferred revenue and customer deposits	45.0	37.0
Interest	23.3	8.7
Taxes, other than income	8.8	11.7
Freight	8.4	7.1
Utilities	2.9	4.1
Warranty	4.5	4.2
Commissions	2.8	3.6
Rebates	2.0	4.1
Other	42.5	15.9
Total accrued expenses	$197.8	$161.6

7. DEBT

The total debt of the Company at March 31, 2018 consisted of the following:

(Dollars in millions)	Principal	Unamortized Debt Issuance Costs	Carrying Amount
Capital lease obligations	$4.3	$—	$4.3
Dollar Term Loan	1,025.0	(13.6)	1,011.4
Euro Term Loan	355.3	(5.4)	349.9
Senior Notes	750.0	(12.4)	737.6
Swingline Loan	21.6	—	21.6
Other short-term loans	3.4	—	3.4
Total debt	2,159.6	(31.4)	2,128.2
Less current portion	8.0	—	8.0
Long-term debt	$2,151.6	$(31.4)	$2,120.2

The total debt of the Company at December 31, 2017 consisted of the following:

(Dollars in millions)	Principal	Unamortized Debt Issuance Costs	Carrying Amount
Capital lease obligations	$4.5	$—	$4.5
Dollar Term Loan	1,040.0	(14.7)	1,025.3
Euro Term Loan	347.5	(5.6)	341.9
Senior Notes	750.0	(13.1)	736.9
Other short-term loans	2.4	—	2.4
Total debt	2,144.4	(33.4)	2,111.0
Less current portion	6.9	—	6.9
Long-term debt	$2,137.5	$(33.4)	$2,104.1

In conjunction with the Company's acquisition by Crown, all debt was paid on April 3, 2018. The Company paid a premium of $26.0 million to redeem the unsecured Senior Notes and $80.0 million to terminate the Company's interest rate swaps associated with the Company's Dollar Term Loan and cross currency swaps associated with the Company's European Borrower. The Company also wrote off financing fees of $28.9 million.

The table below summarizes the principal amount and fair value of the Company’s debt in accordance with ASC 820 "Fair Value Measurements and Disclosures". The fair values of the Company’s debt are estimated using market based quotes. The Company’s debt is classified as level 2 in the fair value hierarchy.

(Dollars in millions)	March 31, 2018
	Principal	Fair Value
Dollar Term Loan	$1,025.0	$1,020.9
Euro Term Loan	355.3	355.6
Senior Notes	750.0	782.9
Swingline Loan	21.6	21.6
Other	7.7	7.7

Senior Notes
On April 29, 2014, Signode Industrial Group Lux S.A. (“European Borrower”) and Signode Industrial Group U.S. Inc. (“U.S. Borrower”) issued unsecured Senior Notes (the “Notes”) in the principal amount of $750.0 million, due on May 1, 2022, with a coupon rate of 6.375%. The obligations under the Notes are senior to unsecured indebtedness of the Company. Interest on the Notes is payable on a semi-annual basis, commencing on November 1, 2014 to holders of record on the preceding April 15th and October 15th, respectively. The Notes contain covenants which include limitations on indebtedness, restricted payments including dividends, liens, restrictions on distributions from restricted subsidiaries, sales of assets, affiliate transactions, mergers, and consolidations. The Notes also contain customary events of default typical to this type of financing, including without limitation, failure to pay principal and/or interest when due, failure to observe covenants, certain events of bankruptcy, the rendering of certain judgments, the loss of any guarantee, and cross default provisions.
Associated with the issuance of the Notes, the Company paid $21.3 million in financing fees. The financing fees associated with the Notes were recognized on the statements of financial position as a reduction of Long-term debt for $12.4 million and $13.1 million as of March 31, 2018 and December 31, 2017, respectively. These deferred financing fees are amortized over the life of the loan using the effective-interest method. For the three months ended March 31, 2018 and 2017, the Company has recorded $0.7 million and $0.6 million in Interest expense related to these fees, respectively.
In conjunction with the Company's acquisition by Crown, the Senior Notes were paid on April 3, 2018 at a redemption rate of 103.188%.

Credit facility
On May 1, 2014, the European Borrower and the U.S. Borrower entered into the secured credit facilities ("Senior Secured Credit Facilities") comprising a $1,350.0 million secured U.S. dollar term loan (the “Dollar Term Loan”) and a €300.0 million secured Euro dollar term loan (the “Euro Term Loan”) and a $400.0 million secured revolving facility (the “Revolving Credit Facility”). As of March 31, 2018, the Company had borrowings of $21.6 million outstanding under the Revolving Credit Facility. The Dollar Term Loan and the Euro Term Loan are due May 1, 2021 and the Revolving Credit Facility expires May 1, 2019. The term loans contain customary events of default typical to this financing, including without limitation, failure to pay principal and/or interest when due, failure to observe covenants, certain events of bankruptcy, rendering of certain judgments, the loss of any guarantee, and cross default provisions.
The Company paid financing fees associated with the issuance of the credit facility debt. The financing fees associated with the Revolving Credit Facility were recognized on the statements of financial position as Other noncurrent assets for $2.4 million and $2.9 million as of March 31, 2018 and December 31, 2017, respectively. Additionally, the financing fees associated with the Dollar Term Loan and the Euro Term Loan originated on May 1, 2014 were recognized on the statements of financial position as a reduction of Long-term debt for $19.0 million and $20.3 million as of March 31, 2018 and December 31, 2017, respectively.
The Dollar Term Loan and the Euro Term Loan require quarterly payments equal to 0.25% (1% per annum) of the outstanding principal balance. The requirements for the Dollar Term Loan have been satisfied until September 30, 2020 through voluntary repayments. The Revolving Credit Facility does not require any payments until the date of maturity.
The Revolving Credit Facility (with a $300.0 million multi-currency sub-limit, $150.0 million letter of credit sub-limit and $50.0 million swing-line sub-limit) has a commitment fee of 37.5 basis points on the unused portion of the Revolving Credit Facility. As of March 31, 2018, the available credit was reduced by outstanding letters of credit (all unused) of $4.7 million.
Guarantors after May 1, 2014 include: all direct and indirect wholly-owned restricted subsidiaries (other than subsidiaries representing in aggregate less than 5% of total assets or revenues and certain other exclusions).
On July 24, 2014, the Company entered into two forward-starting interest rate swaps. The forward-starting interest rate swaps were implemented as a cash-flow hedge on the first 3-month USD-LIBOR based interest payments accrued and paid by the Company each quarterly period equal to the then outstanding swap notional from March 31, 2018 to December 31, 2018 on the Company’s then outstanding portion of the Dollar Term Loan. As of the date of the execution of the forward-starting interest rate swaps, the outstanding principal was $1,350.0 million. The swaps were entered into with an embedded floor strike of 1.0%, with fixed interest rates at 2.470% and 2.471%. As of March 31, 2018, the forward starting swaps were marked to market through Accumulated other comprehensive loss and are reflected in Accrued expenses for $1.7 and Other noncurrent assets for $0.7 million. As of December 31, 2017, the forward starting swaps were marked to market through Accumulated other comprehensive loss and are reflected in Accrued expenses for $1.7 million and Other noncurrent liabilities for $0.1 million. The fair values of the Company’s forward-starting interest rate swaps are estimated using market based quotes. The Company’s forward-starting interest rate swaps are classified as level 2 in the fair value hierarchy.
On December 13, 2016 the Company amended its existing credit facility to reduce the interest rate on the Euro Term Loan by 25 basis points and borrowed an additional $450.0 million under the Dollar Term Loan. Associated with the amendment of the credit facility, the Company incurred $7.6 million in financing fees, of which $7.4 million was paid through 2017 and no payments were made during the first quarter of 2018. The financing fees associated with the amendment were recognized on the statements of financial position as a reduction of Long-term debt for $4.3 million and $4.6 million as of March 31, 2018 and December 31, 2017, respectively.
On December 14, 2016, the Company entered into four cross-currency swaps, paying Euros and receiving US dollars, totaling $450.0 million in notional value. The cross-currency swaps were designated as net investment hedges to offset currency fluctuation for a portion of the currency exposure at our European Borrower. The cross-currency swaps are settled monthly, with the first interest payment commencing on January 31, 2017 and the first principal payment commencing on March 29, 2017. On March 29, 2018, the cross-currency swaps were terminated by the Company. As of March 31, 2018, the cross-currency swaps were reflected in Prepaid expenses and other current assets for $3.0 million, Accrued expenses for $23.4 million and Other noncurrent liabilities for $64.3 million. As of December 31, 2017, the cross-currency swaps were marked to market through Accumulated other comprehensive loss and are reflected in Prepaid expenses and other current assets for $2.7 million and Other noncurrent liabilities for $64.3 million. The fair values of the Company’s cross-currency swaps are estimated using market based quotes. The Company’s cross-currency swaps are classified as level 2 in the fair value hierarchy.
On December 14, 2016 the Company also entered into four interest rate swaps totaling $450.0 million in notional value to hedge the USD-LIBOR based interest payments under the Dollar Term Loan. The interest rate swaps were designated as cash-flow hedges. The interest rate swaps are settled monthly, with the first interest payment commencing on January 31, 2017 and the first principal payment commencing on March 29, 2017. The interest rate swaps include an embedded 1 month LIBOR floor of 1.0%. As of March 31, 2018, the interest rate swaps were marked to market through Accumulated other comprehensive loss and were reflected in Other noncurrent assets for $8.0 million. The amount of loss reclassified from Accumulated other comprehensive loss to Interest expense for the three months ended March 31, 2018 was $0.2 million. As of December 31, 2017, the interest rate swaps were marked to market through Accumulated other comprehensive loss and are reflected in Other noncurrent assets for $3.8 million. The fair values of the Company’s interest rate swaps are estimated using market based quotes. The Company’s interest rate swaps are classified as level 2 in the fair value hierarchy.
During the three months ended March 31, 2018 and 2017, the Company voluntarily repaid, as permitted in the Dollar Term Loan agreement, $15.0 million and $35.0 million. During the three months ended March 31, 2018 and 2017, the Company wrote off financing fees of less than $0.1 million and $0.5 million. Voluntary repayments are permitted without premium or penalty.
The financing fees associated with the Dollar Term Loan and the Euro Term Loan are amortized over the life of the loans using the effective-interest method and the fees associated with the Revolving Credit Facility are amortized using the straight-line method. For the three months ended March 31, 2018 and 2017, the Company has recorded $2.1 million and $2.5 million in Interest expense related to these fees, respectively.
As of March 31, 2018, the Company had $2,128.2 million of total debt. Our Senior Secured Credit Facilities include a $1,011.4 million Dollar Term Loan and a €284.4 million Euro Term Loan ($349.9 million). As of December 31, 2017, the Company had $2,111.0 million of total debt. Our Senior Secured Credit Facilities included a $1,025.3 million Dollar Term Loan and a €284.8 million Euro Term Loan ($341.9 million).
In addition to the Revolving Credit Facility, the Company has lines of credit in various countries. As of March 31, 2018, the Company had a borrowing capacity of $55.4 million, with an outstanding balance of $0.1 million. As of December 31, 2017, the Company had a borrowing capacity of $46.7 million, with an outstanding balance of $2.1 million.

8. COMMITMENTS AND CONTINGENCIES

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business, including those involving product liability, contractual disputes, and general liability claims. The Company accrues for such liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Such accruals are based on management’s consideration of developments to date; estimates of the outcomes of these matters; and experience in contesting, litigating, and settling other similar matters. It is the opinion of management, based on the advice of legal counsel, that any legal proceedings or claims outstanding are adequately accrued for in the accompanying condensed statements of financial position and that the ultimate resolution of the litigation and claims will not be material to the Company’s condensed consolidated financial statements.
Litigation
Accruals are made for liabilities related to litigation matters when the information available indicates that it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Legal costs such as outside counsel fees and expenses are charged to expense in the period incurred.

Acme Retiree Medical Plan Litigation. On July 21, 2017, the United Steel Workers Union (“USW”) filed a lawsuit in the U.S. District Court for the Northern District of Illinois, against the Company and Illinois Tool Works Inc. (“ITW”) challenging the Company’s termination, as of December 31, 2015, of a Retiree Medical Benefit Plan (“Plan”) covering, among others, former Acme employees (and dependents) who were USW members and worked at the former Acme facility in Riverdale, Illinois and seeking class action status. ITW had acquired certain Acme assets and facilities (including the Riverdale facility) and assumed certain Acme liabilities in 2003. The Company maintains that it can terminate these benefits upon notice to the USW, but the USW alleges that union consent was required for this action. ITW has tendered defense of this claim to Signode, and subject to customary exceptions the Company has accepted this tender. In March 2018 the Company and ITW filed a motion for summary judgment and the court stayed all discovery pending resolution of this motion. Given the uncertainty inherent in litigation of this type, the Company is unable to predict the outcome or reasonably estimate the potential loss from this litigation; however, we currently believe that this matter should not have a material adverse effect on the Company's consolidated results of operations, financial position or liquidity.

9. EMPLOYEE BENEFIT PLANS

International Pension Plans - The Company sponsors defined benefit pension plans primarily in Germany, France, Mexico, Belgium, Luxembourg, Netherlands, Japan and Switzerland. Service costs associated with these plans are estimated annually based on the employees actively employed at the beginning of the year and the specific annual service cost for those employees. This charge is included in the Company’s statement of operation and is reflected in the SG&A expenses line item. In accordance with ASC 715 "Compensation - Retirement Benefits", the liability for unfunded or underfunded plans is reflected within Other non-current liabilities in the statement of financial position.
U.S. Defined Contribution Plan - Company employees participate in the U.S. defined contribution plan, which allows employees to contribute pretax earnings, with the Company providing employer contributions up to certain limitations. For the three months ended March 31, 2018 and 2017, the Company has recorded $2.9 million and $3.1 million in SG&A expense, respectively.
Net periodic benefit cost related to the foreign defined benefit pension plans were as follows:

(Dollars in millions)	Three Months Ended
	March 31, 2018	March 31, 2017
Components of net periodic benefit cost:
Service cost	$0.9	$0.9
Interest cost	0.4	0.4
Expected return on plan assets	(0.3)	(0.4)
Amortization of actuarial loss	0.2	0.2
Amortization of prior service cost	(0.1)	(0.1)
Net periodic benefit cost	$1.1	$1.0

10. OTHER COMPREHENSIVE (LOSS) INCOME

Changes in other comprehensive (loss) income by component were as follows:

(Dollars in millions)	Three Months Ended			Three Months Ended
	March 31, 2018			March 31, 2017
	Pre-tax	Tax	Net of tax	Pre-tax	Tax	Net of tax
Cumulative translation adjustment	$24.7	$—	$24.7	$29.8	$—	$29.8
Defined benefit pension and postretirement plans adjustment	(0.7)	0.1	(0.6)	(0.3)	0.1	(0.2)
Cash flow hedging instruments, unrealized gain	(3.2)	(0.4)	(3.6)	2.2	(0.5)	1.7
Net investment hedging instruments, unrealized loss	(22.8)	8.1	(14.7)	(1.6)	—	(1.6)
Total other comprehensive (loss) income	$(2.0)	$7.8	$5.8	$30.1	$(0.4)	$29.7

Amounts reclassified from other comprehensive (loss) income to net income (loss) were as follows:

(Dollars in millions)	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
Pension and other postretirement benefit plans
Amortization of actuarial loss/(gain)	$(0.1)	$0.1
Cash flow hedging instruments
Interest expense	$0.7	$2.2

11. OTHER LOSS

Other loss for the three months ended March 31, 2018 and 2017 were as follows:

(Dollars in millions)	Three Months Ended
	March 31, 2018	March 31, 2017
Loss on foreign currency transactions	$11.2	$2.9
Interest income	(0.5)	(0.3)
Loss from disposal of fixed assets	0.6	0.3
Other - net	0.3	—
	$11.6	$2.9

12. INCOME TAXES

The effective tax rate for the three months ended March 31, 2018 and 2017 was 60.9% and 47.1%, respectively. The effective tax rate for the three months ended March 31, 2018 is higher than the U.S. statutory tax rate of 21% primarily due to losses in jurisdictions in which the losses cannot be tax benefited due to valuation allowances and non-taxable interest income, partially offset by income tax rate differentials on non-U.S. entity earnings. The effective tax rate for the three months ended March 31, 2017 is higher than the U.S. statutory tax rate of 35% primarily due to losses in jurisdictions for which these losses cannot be tax benefited due to valuation allowances, withholding taxes, increase in deferred tax liability related to unremitted earnings, and unrecognized tax benefits, partially offset by income tax rate differentials on non-U.S. entity earnings.

13. RELATED-PARTY TRANSACTIONS

The Company entered into a consulting agreement with Carlyle Investment Management, LLC, an affiliate of The Carlyle Group L.P. (the "Parent"), pursuant to which Carlyle Investment Management, LLC provides certain consulting services to the Company and its subsidiaries. Under this agreement, subject to certain conditions, the Company is required to pay a quarterly consulting fee to Carlyle Investment Management, LLC of $0.8 million and reimburse Carlyle Investment Management, LLC for out-of-pocket expenses incurred in providing the consulting services beginning July 1, 2014. In addition, the Company may pay the Parent additional fees associated with other future transactions. For the three months ended March 31, 2018 and 2017, the Company recorded $0.8 million and $0.8 million, respectively, of expense related to this consulting agreement.
Carlyle Investment Management, LLC’s subsidiaries manage certain investment funds. These investment funds participate as lenders in our Dollar Term Loan and Euro Term Loan. The loan balances held by these lenders of the Dollar Term Loan and Euro Term Loan as of March 31, 2018 and December 31, 2017 was $127.0 million and $132.2 million, respectively. For the three months ended March 31, 2018 and 2017, the Company paid $1.0 million and $1.3 million of Interest expense, respectively. See Note 7 for further details regarding the Dollar Term Loan and the Euro Term Loan.

14. CONDENSED COMBINING FINANCIAL INFORMATION

As discussed in Footnote 1, the Company was acquired by Crown Holdings, Inc. (“Crown”) on April 3, 2018.  Crown Americas LLC, Crown Americas Capital Corp. IV, Crown Americas Capital Corp. V and Crown Americas Capital Corp. VI, 100% owned subsidiaries of Crown, have issued and outstanding $1,000 million principal amount of 4.5% senior notes due 2023, $400 million principal amount of 4.25% senior notes due 2026, and $875 million principal amount of 4.75% senior notes due 2026, (collectively, the debt) which are fully and unconditionally guaranteed by Crown Holdings, Inc. and substantially all of its subsidiaries in the United States.  Subsequent to the acquisition, the Company’s operating subsidiaries in the United States also guarantee the debt.   The Company is 100% owned by Crown and the guarantees are made on a joint and several basis.  Signode Industrial Group Holdings (Bermuda) Ltd. (“Signode Parent”) was incorporated in Bermuda and does not guarantee the debt.
The following condensed combining financial statements:
•statement of operations and comprehensive income for the three months ended March 31, 2018 and 2017
•statement of financial position as of March 31, 2018 and December 31, 2017
•statement of cash flows for the three months ended March 31, 2018 and 2017 are presented on the following pages to comply with the objectives of disclosure requirements under Rule 3-10(g) of Regulation S-X.

Signode Industrial Group
Condensed Combining Statement of Operations and Comprehensive Income
For the three months ended March 31, 2018
(Dollars in millions)

	Parent	Guarantor	Non-Guarantor	Elimination	Total Signode

Net sales	$—	$267.2	$340.9	$(26.5)	$581.6
Cost of sales	—	205.9	251.5	(26.5)	430.9
Gross profit	—	61.3	89.4	—	150.7
Selling, general, and administrative expenses	—	37.3	34.9	—	72.2
Amortization	—	12.2	12.4	—	24.6
Operating income	—	11.8	42.1	—	53.9
Interest expense	—	(22.5)	(10.4)	0.9	(32.0)
Other income (loss)	—	5.4	(16.1)	(0.9)	(11.6)
Income from continuing ops before taxes	—	(5.3)	15.6	—	10.3
Income tax provision	—	(1.6)	7.9	—	6.3
Equity earnings (loss) in affiliates	4.0	—	(3.7)	(0.3)	—
Net income (loss)	$4.0	$(3.7)	$4.0	$(0.3)	$4.0

Total comprehensive income	$9.8	$(3.5)	$9.7	$(6.2)	$9.8

Signode Industrial Group
Condensed Combining Statement of Operations and Comprehensive Income
For the three months ended March 31, 2017
(Dollars in millions)

	Parent	Guarantor	Non-Guarantor	Elimination	Total Signode

Net sales	$—	$250.4	$298.9	$(23.0)	$526.3
Cost of sales	—	185.9	218.4	(23.0)	381.3
Gross profit	—	64.5	80.5	—	145.0
Selling, general, and administrative expenses	—	34.0	37.1	—	71.1
Amortization	—	14.0	13.2	—	27.2
Operating income	—	16.5	30.2	—	46.7
Interest expense	—	(21.9)	(11.5)	0.6	(32.8)
Other income (loss)	—	1.2	(3.5)	(0.6)	(2.9)
Income from continuing ops before taxes	—	(4.2)	15.2	—	11.0
Income tax provision	—	(1.8)	7.0	—	5.2
Equity earnings (loss) in affiliates	5.8	—	(2.4)	(3.4)	—
Net income (loss)	$5.8	$(2.4)	$5.8	$(3.4)	$5.8

Total comprehensive income	$35.5	$(1.7)	$34.9	$(33.2)	$35.5

Signode Industrial Group
Condensed Statement of Financial Position
As of March 31, 2018
(Dollars in millions)

	Parent	Guarantor	Non-Guarantor	Elimination	Total Signode

Assets
Current Assets:
Cash and equivalents	$—	$17.2	$52.7	$—	$69.9
Trade accounts and notes receivable	—	121.3	242.6	—	363.9
Intercompany receivables	—	8.9	6.8	(15.7)	—
Inventories	—	102.8	168.1	—	270.9
Prepaid expenses and other current assets	—	6.9	41.5	—	48.4
Total current assets	—	257.1	511.7	(15.7)	753.1
Noncurrent Assets:
Net plant and equipment	—	163.5	213.3	—	376.8
Intercompany debt receivables	—	294.1	—	(294.1)	—
Goodwill	—	463.9	466.7	—	930.6
Intangible assets	—	453.6	463.2	—	916.8
Deferred income taxes	—	14.0	7.3	—	21.3
Investments	286.4	—	30.4	(316.8)	—
Other noncurrent assets		8.9	35.9	—	44.8
Total noncurrent assets	286.4	1,398.0	1,216.8	(610.9)	2,290.3
Total assets	$286.4	$1,655.1	$1,728.5	$(626.6)	$3,043.4

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$—	$0.3	$7.7	$—	$8.0
Accounts payable	—	79.7	142.2	—	221.9
Intercompany Payable	—	6.8	8.9	(15.7)	—
Accrued expenses	2.4	109.7	85.7	—	197.8
Income taxes payable	—	—	12.7	—	12.7
Total current liabilities	2.4	196.5	257.2	(15.7)	440.4
Noncurrent Liabilities:
Long-term debt	—	1,409.8	710.4	—	2,120.2
Long-term intercompany debt	2.2	—	291.9	(294.1)	—
Deferred income taxes	—	15.2	53.2	—	68.4
Other liabilities	—	3.2	129.4	—	132.6
Total noncurrent liabilities	2.2	1,428.2	1,184.9	(294.1)	2,321.2
Total stockholders' equity	281.8	30.4	286.4	(316.8)	281.8
Total liabilities and stockholders' equity	$286.4	$1,655.1	$1,728.5	$(626.6)	$3,043.4

Signode Industrial Group
Condensed Statement of Financial Position
As of December 31, 2017
(Dollars in millions)

	Parent	Guarantor	Non-Guarantor	Elimination	Total Signode

Assets
Current Assets:
Cash and equivalents	$—	$0.8	$49.9	$—	$50.7
Trade accounts and notes receivable	—	122.9	232.9	—	355.8
Intercompany receivables	—	4.8	5.1	(9.9)	—
Inventories	—	90.6	145.6	—	236.2
Prepaid expenses and other current assets	—	6.6	39.3	—	45.9
Total current assets	—	225.7	472.8	(9.9)	688.6
Noncurrent Assets:
Net plant and equipment	—	168.7	209.5	—	378.2
Intercompany debt receivables	—	282.0	—	(282.0)	—
Goodwill	—	463.9	461.9	—	925.8
Intangible assets	—	466.0	465.1	—	931.1
Deferred income taxes	—	—	5.5	—	5.5
Investments	287.3	—	74.5	(361.8)	—
Other noncurrent assets	—	8.1	23.6	—	31.7
Total noncurrent assets	287.3	1,388.7	1,240.1	(643.8)	2,272.3
Total assets	$287.3	$1,614.4	$1,712.9	$(653.7)	$2,960.9

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$—	$0.3	$6.6	$—	$6.9
Accounts payable	—	79.3	141.0	—	220.3
Intercompany Payable	—	5.1	4.8	(9.9)	—
Accrued expenses	5.5	62.6	93.5	—	161.6
Income taxes payable	—	—	13.8	—	13.8
Total current liabilities	5.5	147.3	259.7	(9.9)	402.6
Noncurrent Liabilities:
Long-term debt	—	1,386.9	717.2	—	2,104.1
Long-term intercompany debt	1.8	—	280.2	(282.0)	—
Deferred income taxes	—	1.9	40.6	—	42.5
Other liabilities	—	3.8	127.9	—	131.7
Total noncurrent liabilities	1.8	1,392.6	1,165.9	(282.0)	2,278.3
Total stockholders' equity	280.0	74.5	287.3	(361.8)	280.0
Total liabilities and stockholders' equity	$287.3	$1,614.4	$1,712.9	$(653.7)	$2,960.9

Signode Industrial Group
Condensed Statement of Cash Flows
For the three months ended March 31, 2018
(Dollars in millions)

	Parent	Guarantor	Non-Guarantor	Elimination	Total Signode

Net cash provided by/(used for) operating activities	$0.4	$(1.0)	$23.2	$0.6	$23.2
Cash flows from investing activities
Capital expenditures	—	(3.1)	(3.3)	—	(6.4)
Acquisition of businesses, net of cash acquired	—	—	0.1	—	0.1
Proceeds from sale of businesses, net of cash sold	—	—	0.5	—	0.5
Intercompany loan interest	—	0.6	—	(0.6)	—
Net investment hedge settlements	—	—	(8.8)	—	(8.8)
Other	—	(1.7)	(0.4)	—	(2.1)
Net cash provided by/(used for) investing activities	—	(4.2)	(11.9)	(0.6)	(16.7)
Cash flows from financing activities
Proceeds from long-term debt	—	25.6	—	—	25.6
Payments of long-term debt	—	(4.0)	(15.9)	—	(19.9)
Other	(0.4)	—	1.1	—	0.7
Net cash provided by/(used for) financing activities	(0.4)	21.6	(14.8)	—	6.4
Effect of exchange rate changes on cash and cash equivalents	—	—	6.3	—	6.3
Net change in cash and cash equivalents	—	16.4	2.8	—	19.2
Cash and cash equivalents at December 31, 2017	—	0.8	49.9	—	50.7
Cash and cash equivalents at March 31, 2018	$—	$17.2	$52.7	$—	$69.9

Supplementary cash flow information:
Cash paid for taxes, net	$—	$—	$6.1	$—	$6.1
Cash paid for interest	$—	$7.9	$6.3	$—	$14.2

Signode Industrial Group
Condensed Statement of Cash Flows
For the three months ended March 31, 2017
(Dollars in millions)

	Parent	Guarantor	Non-Guarantor	Elimination	Total Signode

Net cash provided by/(used for) operating activities	$—	$(22.8)	$47.4	$—	$24.6
Cash flows from investing activities
Capital expenditures	—	(2.6)	(3.3)	—	(5.9)
Acquisition of businesses, net of cash acquired	—	—	(7.1)	—	(7.1)
Net investment hedge settlements	—	—	1.8	—	1.8
Other	—	—	(0.2)	—	(0.2)
Net cash provided by/(used for) investing activities	—	(2.6)	(8.8)	—	(11.4)
Cash flows from financing activities
Payments of long-term debt	—	—	(35.8)	—	(35.8)
Debt issuance costs	—	—	(0.5)	—	(0.5)
Other	(0.2)	—	(0.1)	—	(0.3)
Net cash provided by/(used for) financing activities	(0.2)	—	(36.4)	—	(36.6)
Effect of exchange rate changes on cash and cash equivalents	—	—	4.4	—	4.4
Net change in cash and cash equivalents	(0.2)	(25.4)	6.6	—	(19.0)
Cash and cash equivalents at December 31, 2016	(1.2)	39.3	44.5	—	82.6
Cash and cash equivalents at March 31, 2017	$(1.4)	$13.9	$51.1	$—	$63.6

Supplementary cash flow information:
Cash paid for taxes, net	$—	$—	$6.1	$—	$6.1
Cash paid for interest	$—	$8.9	$9.2	$—	$18.1

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